AGREEMENT NOT TO COMPETE


                                      I.

                                    PARTIES

      This Agreement Not to Compete (the "Agreement") is dated this 1st day of November, 1995, and is made by and among certain Stockholders listed on the signature pages hereof (the "Stockholders"), HIBBETT SPORTING GOODS, INC., an Alabama corporation (herein "Company"), SK INVESTMENT FUND, L.P. (the "Investment Fund") and THE SK EQUITY FUND, L.P. (the "Equity Fund"), in each case a partnership formed in Delaware, (the Investment Fund and the Equity Fund are herein collectively referred to as the "Buyers").

                                      II.

                                   RECITALS

      A. The Company has as of this date (the "Closing Date") issued to Buyers certain specified securities, pursuant to the terms, covenants and conditions set forth in the Stock Purchase and Redemption Agreement entered into among the Stockholders and others named therein, the Company and the Buyers relating to the purchase by the Buyers of 17,609,000 shares of, and the redemption by the Stockholders of 34,220,000 shares of Common Stock of HIBBETT SPORTING GOODS, INC. dated as of November 1, 1995 (the "Stock Purchase and Redemption Agreement").

      B. In consideration of and as an inducement and a necessary prerequisite to Buyers' entering into the Stock Purchase and Redemption Agreement, each Stockholder agrees to undertake and covenant with the Company and Buyers not to compete with the business of the Company on the terms herein specified.

      NOW, THEREFORE, for valuable consideration received, receipt of which is hereby acknowledged, the Stockholders, the Company and Buyers agree as follows:

                                     III.

                           AGREEMENT NOT TO COMPETE

      3.1 Covenant. During the Non-Compete Period, as hereinafter defined, and within the Non-Compete Geographic Limits, as hereinafter defined, each Stockholder agrees not to enter into the following competitive endeavors:
being an employee, consultant, owner (except for passive investments of not more than five percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, director, agent or representative of any individual, corporation, partnership, trust or other entity or organization (herein a "Person") which is engaged in the retail sale of athletic equipment, athletic apparel, athletic footwear and other sporting goods (the "Business"). The Non-Compete Period shall be the period beginning on the date of this Agreement and ending on the fifth anniversary of the Closing Date. The Non-Compete Geographic Limits is defined as any and all states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Illinois, Tennessee and any other state immediately adjacent to any of the foregoing states. With respect to each state set forth above this covenant not to compete is intended as a separate covenant. If any one of such covenants is declared invalid for any reason, this determination shall not affect the validity of the remainder of the covenants or any covenant covering territory other than such state. The other covenants in the non-competition provision shall remain in effect as if the provision had been executed without the invalid covenants. The parties hereby declare that they intend that the remaining covenants of the provision continue to be effective without any covenants that have been declared invalid.

      3.2   Customer Accounts.

            3.2.1 Definition. As used herein, the term "Customer Accounts" shall mean all accounts of the Company with respect to the Business, and their affiliates, subsidiaries, licensees, and business associates, whether now existing or hereafter developed or acquired.

            3.2.2 Covenant Not to Solicit. During the Non-Compete Period, no Stockholder shall, directly or indirectly, for Stockholder or any other Person, divert, take away, call on, or solicit, or attempt to divert, take away, call on, or solicit, any of the Customer Accounts of the Business (including but not limited to those Customer Accounts which such Stockholder called upon, solicited, or became acquainted with while engaged in the Business) with respect to a business that is competitive with the Business.

      3.3 Solicitation of Employees. During the Non-Compete Period, no Stockholder shall (a) directly or indirectly, or by action in concert with others, induce or influence, or seek to induce or influence, any employee or officer of the Company to engage in any activity in which Stockholder is prohibited from engaging in by Sections 3.1 or 3.2 above and (b) directly or indirectly employ or offer employment to any individual who was employed by the Company or any of its subsidiaries unless such individual has ceased to be employed by the Company or such subsidiary for a period of at least 6 months or has been terminated by the Company.

      3.4 Reasonableness of Covenants. Each Stockholder expressly understands and agrees that although the Company and the Buyers consider the restrictions contained in Sections 3.1, 3.2 and 3.3 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against such Stockholder, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

      3.5 Injunctive Relief and Specific Performance. Each Stockholder acknowledges and agrees that the Buyer's and the Company's remedies at law for a breach of any of the provisions of this Article III would be inadequate and, in recognition of this fact, such Stockholder agrees that, in the event of such a breach, in addition to any remedies at law, the Company and/or the Buyer, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Each Stockholder further acknowledges that should such Stockholder violate any of the provisions of this Agreement, it will be difficult to determine the amount of damages resulting to the Company, and in addition to any other remedies which it may have, the Company and/or the Buyers shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages.

      3.6 Acknowledgment. Each of the Stockholders, Buyers and the Company acknowledges and agrees that the covenants contained in this Article III have been negotiated in good faith by the parties hereto, are reasonable and are not more restrictive or broader than are necessary to protect the interests of the parties hereto, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein or applied in more restrictive geographical areas than are provided herein. Each party further acknowledges and agrees that the business of the Company is highly competitive, that neither party would enter into the Stock Purchase and Redemption Agreement and the transactions contemplated thereby but for the covenants contained in this Article III and that such covenants are essential to protect the value of the business of the Company. Each party agrees further that the transaction of which this Agreement is a part involves more than $100,000.


                                      IV.

                                 MISCELLANEOUS

      4.1 Waiver. The waiver by the Company or Buyers of any default or breach contained in or secured by this Agreement shall not be construed as a waiver of any subsequent breach.

      4.2 Modification. This Agreement is entered into for the benefit of the parties hereto and their respective successors and assigns, and cannot be amended or terminated except in a writing signed by all parties.

      4.3 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      4.4 Successors and Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, representatives and assigns. This Agreement may be assigned by Buyers to any successor in whole or in part to their respective interests in the Company.

      4.5   Governing Law.

            4.5.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama without regard to principles of conflict of law.

      4.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT CONTEMPLATED HEREBY.

      4.7 Notice. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to Buyers, to:

            Saunders Karp & Co., L.P.
            667 Madison Avenue
            New York, New York  10022
            Attention:  John F. Megrue
            Fax:  (212) 755-1624

      with a copy to:

            Davis Polk & Wardwell
            450 Lexington Avenue
            New York, New York  10017
            Attention:  John J. McCarthy, Jr.
            Fax:  (212) 450-4800

      if to the Stockholders, to:

            Hibbett Sporting Goods, Inc.
            131 South 25th Street
            Irondale, AL 35211
            Attention:  Charles C. Anderson, Sr.
                          Joel R. Anderson
                          Clyde B. Anderson
            Fax: (205) 956-0164

      with a copy to:

            Latham & Watkins
            885 Third Avenue
            New York, NY  10022
            Attention:  Steven Della Rocca
            Fax: (212) 751-4864

      if to the Company, to:

            Hibbett Sporting Goods, Inc.
            131 South 25th Street
            Irondale, AL 35211
            Attention:  President
            Fax: (205) 956-0164


      with a copy to:

            Latham & Watkins
            885 Third Avenue
            New York, NY  10022
            Attention:  Steven Della Rocca
            Fax: (212) 751-4864

      and:

            Saunders Karp & Co., L.P.
            667 Madison Avenue
            New York, New York  10022
            Attention:  John F. Megrue
            Fax:  (212) 755-1624

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

      4.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement.

                                      V.
                                   EXECUTION


      IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts which, taken together, shall constitute one Agreement.



                                    THE SK EQUITY FUND, L.P.

                                    By SK Partners, L.P., its
                                       General Partner


                                    By: /s/ John F. Megrue
                                        ------------------
                                       Name: John F. Megrue
                                       Title: Attorney-in-fact for Allan W. Karp





                                    SK INVESTMENT FUND, L.P.

                                    By SK Partners, L.P., its
                                       General Partner


                                    By: /s/ John F. Megrue
                                        ------------------
                                       Name: John F. Megrue
                                       Title: Attorney-in-fact for Allan W. Karp






                                    CHARLES C. ANDERSON


                                    By: /s/ Charles C. Anderson
                                        -----------------------
                                            Charles C. Anderson





                                    JOEL R. ANDERSON



                                    By: /s/ Joel R. Anderson
                                        --------------------
                                            Joel R. Anderson


                                    CLYDE B. ANDERSON


                                    By: /s/ Clyde B. Anderson
                                        ---------------------
                                            Clyde B. Anderson








                                    HIBBETT SPORTING GOODS, INC.


                                    By: /s/ Michael J. Newsome
                                        ----------------------
                                       Name: Michael J. Newsome
                                       Title: President